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                                                                    Exhibit 10-L


                           COLGATE-PALMOLIVE COMPANY

                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                            As amended June 12, 1997


SECTION 1.  Purpose; Definitions.

The purpose of the Plan is to provide compensation to Non-Employee Directors in the form of Stock Options.

For purposes of the Plan, the following terms are defined as set forth below:

"Board" means the Board of Directors of the Company.

"Change of Control" and "Change of Control Price" have the meanings set forth in Sections 6(b) and 6(c), respectively.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

"Common Stock" means common stock, par value $1.00 per share, of the Company.

"Company" means the Colgate-Palmolive Company, a Delaware corporation.

"Disability" with respect to a Participant means physical or mental disability, whether total or partial, that prevents the Participant from performing his duties as a member of the Board for a period of six consecutive months.

"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

"Fair Market Value" means as of any given date, the mean between the highest and lowest reported sales prices of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, on any other national exchange on which the Stock is listed or on NASDAQ. If there is no regular public trading market for such Common Stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.

"Non-Employee Director" means a person who as of any applicable date is a member of the Board and is not an officer or employee of the Company or any subsidiary of the Company.

"Participant" means a Non-Employee Director who is granted a Stock Option hereunder.

"Plan" means the Colgate-Palmolive Company Non-Employee Director Stock Option Plan as set forth herein and as hereinafter amended from time to time.

"Retirement" means retirement from active employment under a pension plan of the Company or any of its subsidiaries, or termination of an individual's directorship at or after age 65 with at least nine years of service as a member of the Board.

"Stock Option" means a non-qualified option to purchase shares of Common Stock.
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"Termination of Directorship" means the date upon which any Participant ceases to be a member of the Board for any reason whatsoever.

In addition, certain other terms used herein have definitions given to them in the first place in which they are used.

SECTION 2.  Administration.

The Plan shall be administered by the Board or by a duly appointed committee of the Board having such powers as shall be specified by the Board. The Board (or such committee) shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any Stock Option issued under the Plan (and any agreement relating thereto) and to otherwise supervise the administration of the Plan.

SECTION 3.  Stock Subject to Plan

Subject to adjustment as provided herein, the total number of shares of Common Stock of the Company available for grant under the Plan while it is in effect shall be 150,000.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, the aggregate number of shares of Common Stock reserved for issuance under the Plan and the number and option price of shares of Common Stock subject to outstanding Stock Options shall be appropriately adjusted; provided, however, that the number of shares subject to any Stock Option shall always be a whole number.

SECTION 4.  Eligibility.

Only individuals who are Non-Employee Directors are eligible to be granted Stock Options under the Plan.

SECTION 5.  Stock Options.

(a) Each Non-Employee Director shall, on the first meeting of the Board following his or her first election as a director of the Company, and thereafter on each 17th of February during such director's term or the first business day thereafter, automatically be granted a Stock Option to purchase 2,000/1/ shares of Common Stock (the "Annual Grant Amount") having an exercise price of 100% of Fair Market Value of the Common Stock at the date of grant of such Stock Option. In the event of any stock split or dividend the number of shares of Common Stock to be awarded annually shall be adjusted by multiplying the Annual Grant Amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such stock split or dividend and the denominator of which is the number of such shares outstanding immediately prior to such event.

(b) In the event that the number of shares of Common Stock available for future grant under the Plan is insufficient to make all automatic grants required to be made on a given

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/1/  Adjusted for 2-1 stock split on May 15,1997.


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date, then all Non-Employee Directors entitled to a grant on such date shall share ratably in the number of Stock Options on shares available for grant under the Plan.

(c) Stock Options granted under the Plan shall be subject to the following terms and conditions in addition to those set forth above:

(i) Option Term. The term of each Stock Option shall be 10 years from the date the Stock Option is granted, subject to earlier termination as provided herein.

(ii) Exercisability.  Stock Options shall be exercisable as follows:

(A) beginning on the first anniversary of the date of grant, for up to 33-1/3% of the shares of Common Stock covered by the Stock Option;

(B) beginning on the second anniversary of the date of grant, for up to 66-2/3% of such shares; and

(C) beginning on the third anniversary of the date of grant and thereafter until the expiration of the term of the Stock Option, for up to 100% of such shares.

Notwithstanding the foregoing, a Stock Option held by a Participant shall become immediately exercisable in full upon the death, Disability or Retirement of such Participant.

(iii) Method of Exercise. Subject to the provisions of this Section 5, Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company specifying the number of shares of Common Stock subject to the Stock Option to be purchased.

Such notice shall be accompanied by payment in full of the purchase price by certified or bank check or such other instrument as the Company may accept. Payment in full or in part may also be made in the form of Common Stock already owned by the optionee of the same class as the Common Stock subject to the Stock Option.

No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have all of the rights of a stockholder of the Company holding the class or series of Common Stock that is subject to such Stock Option (including, if applicable, the right to vote the shares and the right to receive dividends), when the optionee has given written notice of exercise, has paid in full for such shares and, has given the representation described in Section 9(a).

(iv) Transferability of Stock Options. Stock Options shall be transferable, in whole or in part, by the optionee (1) by will or by the laws of descent and distribution; (2) pursuant to a qualified domestic relations order (as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder); or (3) as otherwise determined by the Board or duly appointed committee of the Board consisting of at least two Non-Employee Directors (provided that no such determination may be made that would cause grants of Stock Options or other transactions under the Plan to fail to be exempt under Section 16(b) of the Exchange Act or fail to qualify as a transaction exempt from registration under the Securities Act of 1933, as amended). Consideration

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may not be paid for the transfer of a Stock Option under any of the circumstances described in the preceding sentence. All Stock Options shall be exercisable, subject to the terms of this Plan, during the optionee's lifetime, only by the optionee or by the guardian or legal representative of the optionee, or its alternative payee pursuant to a qualified domestic relations order, or the recipient of a transfer of such Stock Option permitted pursuant to clause
(3) of the first sentence of this paragraph, it being understood that the terms "holder" and "optionee" include the guardian and legal representative of the optionee named in the option agreement and any permitted transferee thereof.

(v) Termination by Reason of Death, Disability or Retirement. If a Termination of Directorship occurs by reason of the death, Disability or Retirement of a Participant, any Stock Option held by such Participant may thereafter be exercised for a period of three years from the date of such Termination of Directorship or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vi) Other Termination. If a Termination of Directorship occurs for any reason other than the death, Disability or Retirement of a Participant, any Stock Option held by such Participant shall thereupon terminate, except that such Stock Option, to the extent then exercisable, may be exercised for the lesser of three months from the date of such Termination of Directorship or the balance of such Stock Option's term; provided, however, that if the optionee dies within such three-month period, any unexercised Stock Option held by such Participant shall, notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of three years from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(vii) Limited Cash Out Rights. Notwithstanding any other provision of the Plan, during the 60-day period from and after a Change of Control (the "Exercise Period"), a Participant shall have the right, whether or not a Stock Option is fully exercisable and in lieu of the payment of the exercise price for the shares of Common Stock being purchased under the Stock Option and by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Stock Option to the Company and to receive cash, within 30 days of such notice, in an amount equal to the amount by which the Change of Control Price per share of Common Stock on the date of such election shall exceed the exercise price per share of Common Stock under the Stock Option (the "Spread") multiplied by the number of shares of Common Stock granted under the Stock Option as to which the right granted under this clause (vii) shall have been exercised. Notwithstanding any other provision hereof, if the end of such 60-day period from and after a Change of Control is within six months of the date of grant of a Stock Option held by a Participant who is subject to Section 16(b) of the Exchange Act, such Stock Option shall be canceled in exchange for a cash payment to the Participant, equal to the Spread multiplied by the number of shares of Common Stock granted under the Stock Option, effected on the day which is six months and one day after the date of grant of such Stock Option or on such earlier date as has been previously approved either by (i) the Board, (ii)

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a committee of the Board comprised solely of two or more Non-Employee Directors or (iii) the shareholders of the Company. Notwithstanding the foregoing, if any right granted pursuant to this clause (vii) would make a Change of Control transaction ineligible for pooling of interests accounting under APB No. 16 that but for this clause (vii) would otherwise be eligible for such accounting treatment, Common Stock (having a Fair Market Value equal to the cash otherwise payable hereunder) shall be substituted for the cash payable hereunder.

SECTION 6.  Change of Control Provisions.

(a) Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control, any Stock Options outstanding as of the date such Change of Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

(b) Definition of Change of Control. For purposes of the Plan, a "Change of Control" shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of Common Stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 6(b); or

(ii) A change in the composition of the Board such that the individuals who, as of February 17, 1994, constitute the Board (such Board shall be hereinafter referred to as the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 6(b), that any individual who becomes a member of the Board subsequent to February 17, 1994, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

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(iii) The approval by the stockholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction"); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Common Stock and outstanding Company voting securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding Common Stock and outstanding Company voting securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (C) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

(iv) The approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Change of Control Price. For purposes of the Plan, "Change of Control Price" means the higher of (i) the highest reported sales price, regular way, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change of Control or (ii) if the Change of Control is the result of a tender or exchange offer or a merger or other similar corporate transaction, the highest price per share of Common Stock paid in such tender or exchange offer or other Transaction; provided, however, that in the case of a Stock Option which (A) is held by an optionee who is subject to Section 16(b) of the Exchange Act and (B) was granted within 240 days of the Change of Control, then the Change of Control Price for such Stock Option shall be the Fair Market Value of the Common Stock on the date such Stock Option is exercised or deemed exercised.

SECTION 7.  Stock Option Replacement Feature.

Unless otherwise determined by the Board or a duly appointed committee of the Board, and except as set forth below, with respect to any or all Stock Options at the time of grant or at any time thereafter prior to exercise, (i) the terms and conditions applicable to Stock

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Options shall include the stock option replacement feature provided for in this
Section 7 (the "Stock Option Replacement Feature"). Under the Stock Option Replacement Feature, if a participant exercises a Stock Option or a portion thereof by using shares of Common Stock in payment of the option price, the participant shall, without further action by the Committee, be granted a new Stock Option (a "Replacement Option") to purchase shares of Common Stock equal to the number of shares of Common Stock used in payment of the exercise price and the number of shares withheld for tax in respect of the exercise. The grant of the Replacement Option shall occur simultaneously with the exercise of the Stock Option in accordance with the conditions hereof, and shall have an option price equal to the Fair Market Value of the Common Stock on the date of grant of the Replacement Option; and

(ii) A Replacement Option (1) shall have an expiration date no later than the date on which the original Stock Option with respect to which the Replacement Option was granted would have expired by its terms, (2) may not be granted more than twice each year to the same participant, (3) shall be exercisable (or become vested) six months from the date of its grant, (4) shall have as a condition to its grant, that the recipient agree not to resell "Excess Shares" received in connection with such grant for a period of two years. As used herein, "Excess Shares" shall mean the number of shares received upon exercise of the option with respect to which the Replacement Option was granted in excess of the number of shares tendered as payment for such exercise, and (5) shall comply with all other provisions of this Plan; and

(iii) the Stock Option Replacement Feature shall only be exercisable by all active Non-Employee Directors and, until September 30, 1997, by retired Non-Employee Directors.

The Board or any duly appointed committee of the Board shall, in addition to all other powers granted under the Plan, have the power to amend or modify any term or condition of, or suspend or eliminate the Stock Option Replacement Feature.

SECTION 8.  Term, Amendment and Termination.

The Plan will terminate on December 31, 2004. Under the Plan, Stock Options outstanding as of December 31, 2004 shall not be affected or impaired by the termination of the Plan.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration or discontinuation shall be made which would (a) impair the rights of an optionee under a Stock Option without the optionee's or recipient's consent, except such an amendment made to cause the Plan to qualify for the exemption provided by Rule 16b-3, or (b) disqualify the Plan from the exemption provided by Rule 16b-3. In addition, no amendment shall be made without the approval of the Company's stockholders to the extent such approval is required by law or agreement.

SECTION 9.  General Provisions.

(a) Unless the shares have been registered under the Securities Act of 1933, as amended, each person purchasing or receiving shares of Common Stock pursuant to a Stock Option

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shall represent to and agree with the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof. The certificates for such shares of Common Stock shall include an appropriate legend to reflect the restrictions on transfer.

(b) Nothing contained in the Plan shall prevent the Company or any subsidiary from adopting other or additional compensation arrangements for its Non-Employee Directors.

(c) No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Stock Option awarded under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. Withholding obligations may, at the election of the optionee (which election shall be subject to compliance with requirements of Rule 16b-3 under the Exchange Act), be settled with Common Stock, including Common Stock that is part of the Stock Option that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

(d) The Plan and all Stock Options awarded and actions taken with respect thereto shall be governed by and construed in accordance with the laws of the State of Delaware.

(e) Any transaction effected pursuant to this Plan that is deemed to be a "Discretionary Transaction" as defined in Rule 16b-3(b) under the Securities Exchanged Act of 1934, as amended, that occurs within six months of an "opposite way" discretionary transaction (as described in Rule 16b-3(f) thereunder) is automatically voided and will be deferred until six months have elapsed from the date of the most recent "opposite way" discretionary transaction under any Plan of the Company.

SECTION 10.  Effective Date of Plan.

The Plan shall be adopted by the Board and be effective on February 17, 1994, subject to approval by the stockholders of the Company. Stock Options may be granted prior to such approval but are contingent upon such approval being obtained.

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